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                                                                       EXHIBIT 5

                          WILMER, CUTLER & PICKERING
                             2445 M STREET, N.W.
                         WASHINGTON, D.C. 20037-1420                  WASHINGTON
                                --------------                        BALTIMORE
                           TELEPHONE (202) 663-6000                   NEW YORK
                           FACSIMILE (202) 663-6363                   LONDON
                                                                      BRUSSELS
                                                                      BERLIN

                                January 25, 1999


Metrocall, Inc.
6677 Richmond Highway
Alexandria, Virginia 22306


       Re:    Metrocall, Inc. Amended Employee Stock Purchase Plan

Ladies and Gentlemen:

       We have acted as counsel to Metrocall, Inc., a Delaware corporation (the "Company"), in connection with the preparation by the Company of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, for the registration of 700,000 shares of common stock, $.01 par value per share (the "Shares") of the Company issuable pursuant to the Metrocall, Inc. Amended Employee Stock Purchase Plan, as amended, (the "Plan").

       For purposes of this opinion, we have examined the following documents:


   (1) A copy of the Plan, as certified by the Secretary of the Company on January 25, 1999, as then being complete, accurate, and in effect;

   (2) A copy of the Amended and Restated Certificate of Incorporation and Bylaws of the Company, as certified by Secretary of the Company on January 25, 1999 as then being complete, accurate and in effect; and

   (3) A copy of the Resolutions of the Board of Directors dated November 5, 1997, approving amendments to the Plan, as certified by the Secretary of the Company on January 25, 1999 as then being complete, accurate and in effect.


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Metrocall, Inc.
January 25, 1999
Page 2


       In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We have assumed the accuracy of the foregoing certifications, on which we are relying, and have made no independent investigation thereof.

       This opinion is limited to the laws of the United States and the general corporation law of Delaware. Although we do not hold ourselves out as being experts in the laws of Delaware, we have made an independent investigation of such laws to the extent necessary to render our opinion. Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder that are currently in effect.

       Based upon, subject to, and limited by the foregoing, we are of the opinion that:

    (1)the issuance of Shares in accordance with the terms of Plan has been lawfully and duly authorized; and

    (2)when the Shares have been issued and delivered in accordance with the terms of the Plan, the Shares will be legally issued, fully paid and nonassessable.

       We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for your use in connection with the filing of the Form S-8, and should not be quoted in whole or in part or otherwise be referred to, nor otherwise be filed with or furnished to any governmental agency or other person or entity, without our express prior written consent.

       We hereby consent to the filing of this opinion as an exhibit to the Form S-8. Nothing herein shall be construed to cause us to be considered "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended.

                                                Sincerely,

                                                WILMER, CUTLER & PICKERING



                                                By: /s/ THOMAS W. WHITE
                                                   -----------------------------
                                                   Thomas W. White, a partner